THC HOMECARE (CONSOLIDATED)
BALANCE SHEET
11/30/98

ASSETS
CURRENT ASSETS:
Cash                                                       28,472.34
     Trade Accounts Receivable                       0.00
     Reserve for Bad Debt                                0.00
     Inventories (Net)                                        0.00

     Total Current
Assets                                                                0.00

RENTAL EQUIPMENT (NET)                                                   0.00

PROPERTY AND EQUIPMENT (NET)                                     0.00

DEPOSITS
            0.00

INTERCOMPANY
   0.00

TOTAL ASSETS
28,472.34


LIABILITIES

CURRENT LIABILITIES:
Current Portion L/T Debt                      50,347.16
Accounts Payable                             2,572,050.55
Accrued Liabilities                                49,576.28

Total Current Liabilities
2,671,973.99

LONG - TERM DEBT, Net of Current                              817,818.13

LONG-TERM DEBT RELATED PARTY                        131,463.21

OTHER LIABILITIES
49,050.00


STOCKHOLDER'S EQUITY:
Common Stock                                        4,047.40
Additional Paid-In Capital                1,830,225.38
Common Stock Warrants/Options       668,104.40
Accumulated Deficit                        (6,144,210.17)

Total Stockholder's Equity
(3,641,832.99)

TOTAL LIABILITIES & S/H EQUITY                              28,472.34
